Exhibit 10.6

ROVI CORPORATION

2008 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Rovi Corporation, (the “Company”) hereby grants you, (      )  (the “Participant”), a Restricted Stock Award under the 2008 Equity Incentive Plan (the “Plan”).  The date of this Notice of Restricted Stock Award (“Notice”) is (   ).  Subject to the provisions of this Notice, the Restricted Stock Award Agreement (the “Agreement”) and of the Plan, the features of this Restricted Stock Award are as follows:

Number of Shares:

Vesting Commencement Date:

Vesting of Restricted Stock Award:  The Restricted Stock Award will vest according to the following schedule:

Twenty-five percent (25%) of the Restricted Stock Award shall vest on each anniversary of the Vesting Commencement Date, subject to you continuing to be an employee, consultant, director or independent contractor of the Company or one its Subsidiaries through the applicable vesting date.

Unless otherwise defined herein or in the Agreement, capitalized terms herein or in the Agreement will have the defined meanings ascribed to them in the Plan.

The Company and Participant agree that the Restricted Stock Award described in this Notice is governed by the provisions of the Agreement attached to and made a part of this document. The Participant acknowledges receipt of this Notice and the Agreement, represents that the Participant has read and is familiar with the provisions in this Notice and the attached Agreement, and hereby accepts the Restricted Stock Award subject to all of the terms and conditions set forth in this Notice and the attached Agreement.

Rovi Corporation                                                                           Accepted by:

PARTICIPANT
By:

Name:____________________________

Title:    President and CEO                                                            Signature:__________________________

Address: 2830 De La Cruz Blvd                                                    Date:
                Santa Clara, California
Address:

ATTACHMENT: Restricted Stock Award Agreement

ROVI CORPORATION

2008 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE NOTICE, THE RESTRICTED STOCK AWARD IS SUBJECT TO AND MAY BE EXECUTED ONLY IN ACCORDANCE WITH THE PLAN.  ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT.  THE TERMS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE.  IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS IN THIS AGREEMENT AND THE PLAN, THE PROVISIONS IN THE PLAN SHALL GOVERN.

1.      Grant of Restricted Stock Award.  The Company hereby grants to Participant a Restricted Stock Award for that number of shares of Stock set forth in the Notice.  When the shares of Stock subject to this Restricted Stock Award are paid to Participant, par value for each share of Stock will be deemed paid by services rendered to the Company by Participant.

2.      Non-transferability of Restricted Stock Award and Shares.  The Restricted Stock Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession.  The designation of a beneficiary does not constitute a transfer.  Participant shall not sell, transfer, assign, pledge or otherwise encumber the shares subject to the Restricted Stock Award until all vesting requirements have been met.

3.      Shareholder Rights.  Except as provided in Section 2 or otherwise in this Paragraph 3, Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares.  Participant shall have the right to receive dividends and other distributions (provided that distributions in the form of Stock shall be subject to the same restrictions as the underlying restricted stock) only with respect to the vested amount(s) of the Restricted Stock Award.  For the avoidance of doubt, unvested Restricted Stock Awards shall have no rights to dividends or other distributions.

4.      Vesting and Earning of Restricted Stock Award.

(a) If Participant continues to serve the Company as an employee, consultant, director or independent contractor (such service is described herein as maintaining or being involved in a “Service Relationship” with the Company), then the Restricted Stock Award shall vest in accordance with the Notice.

(b) The foregoing notwithstanding, in the event that Participant maintains a Service Relationship with the Company at the time a change in control as defined herein occurs, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (a) assume the outstanding Restricted Stock Award or make a substitution on an equitable basis of appropriate Stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Stock, or (b) provide that the Restricted Stock Award shall become immediately vested with respect to all the shares of Stock. For purposes of this Restricted Stock Agreement a “change in control” shall mean: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-

owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).

(c) The Committee has sole authority to determine whether and to what degree the Restricted Stock Award has vested and been earned and is payable and to interpret the terms and conditions of this  Agreement and the Plan.

5.      Termination of Employment.  In the event that Participant’s Service Relationship with the Company is terminated for any reason, other than death or Disability as set forth in Section 6, and Participant has not yet earned all or part of the Restricted Stock Award pursuant to Section 4, then the Restricted Stock Award, to the extent not earned as of Participant’s termination date, shall be forfeited immediately upon such termination, and Participant shall have no further rights with respect to the Restricted Stock Award or the shares of Stock underlying that portion of the Restricted Stock Award that have not yet been earned and vested.  Participant expressly acknowledges and agree that the termination of his or her Service Relationship with the Company shall result in forfeiture of the Restricted Stock Award and the shares of Stock to the extent the Restricted Stock Award has not been earned and vested as of the date of his or her termination of service or employment.

6.      Death or Permanent Disability.  If Participant’s Service Relationship with the Company is terminated due to death or Disability before the first anniversary of the Vesting Commencement Date, the entire Restricted Stock Award is forfeited.  If Participant’s employment with the Company is terminated due to death or Disability after the first anniversary of the Vesting Commencement Date, a pro-rata portion of the Restricted Stock Award shares, to the extent that the Restricted Stock Award shares are partially vested on the termination date, will be converted into shares of Stock and issued to Participant or his or her legal representatives, beneficiaries, or heirs, as the case may be.  In determining the pro-rata portion of the Restricted Stock Award shares that are vested on the termination date, the Committee will consider the number of months worked by Participant during the 12-calendar month period immediately preceding the next anniversary of the Vesting Commencement Date under the following formula:

Number of shares of Stock scheduled to vest on the next anniversary of the Vesting Commencement Date multiplied by the number of calendar months worked by Participant during the 12-month period immediately prior to the next anniversary of the Vesting Commencement Date divided by 12.

Participant will be deemed to have worked a calendar month if he or she has worked any portion of that month.  The Committee’s determination of vested shares of Stock shall be in whole shares of Stock only and shall be binding on Participant.

7.      Settlement of Restricted Stock Award.  The Company shall not be obligated to deliver any shares of Stock hereunder for such period as may be required by it in order to comply with applicable federal or state statutes, laws and regulations.

8.      No Acquired Rights.  Participant agrees and acknowledges that:

(a) the Plan is discretionary in nature and that the Company can amend, cancel, or terminate it at any time;

(b) the grant of this Restricted Stock Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Restricted Stock Awards or benefits in lieu of any Restricted Stock Awards, even if Restricted Stock Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(c) the value of this Restricted Stock Award is an extraordinary item of compensation which is outside the scope of Participant’s employment contract, if any;

(d) this Restricted Stock Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(e) this Restricted Stock Award shall expire upon termination of Participant’s Service Relationship with the Company for any reason except as may otherwise be explicitly provided in the Plan and this Restricted Stock Agreement;

(f) the future value of the shares of Stock awarded under the Plan is unknown and cannot be predicted with certainty;

(g) no claim or entitlement to compensation or damages arises from the termination of this Restricted Stock Award or diminution in value of this Restricted Stock Award or shares of Stock purchased under the Plan and Participant irrevocably releases the Company  from any such claim; and

(h) Participant’s participation in the Plan shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate Participant’s Service Relationship at any time, with or without cause.

9.      Escrow.

(a) Until the shares have vested, the Company’s Secretary or such other escrow holder as the Company may appoint, shall retain custody of the stock certificates or book-entry shares representing the shares of Stock subject to the Restricted Stock Award.

(b) Participant agrees that simultaneously with Participant’s execution of this Agreement, he or she will execute stock powers in favor of the Company with respect to the shares of Stock granted hereunder in the form provided by the Company and that he or she will promptly deliver such stock powers to the Company.

(c) When shares of Stock vest and the Company delivers to Participant certificates for shares of Stock, the Company also will return to Participant the stock powers related to such shares held by the Company.

10.        Tax Withholding.

(a) Participant is responsible for, and by accepting this Restricted Stock Award agrees to bear, all taxes of any nature, including withholding taxes, interest or penalties arising out of the grant of this Restricted Stock Award, the vesting of this Restricted Stock Award or the subsequent sale of the Shares, that are legally imposed upon Participant in connection with this Restricted Stock Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on Participant.  The Company has not provided any tax advice with respect to this Restricted Stock Award or the disposition of the Shares.  Participant should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of any aspect of this Restricted Stock Award, including the grant or vesting of this Restricted Stock Award or the subsequent sale of any Shares.

(b) In the event that the Company or the Participant’s employer, including any Subsidiary qualified to deduct tax at source (the “Employer”), is required to withhold any amount (including in connection with income tax, employment or payroll taxes, social security contributions or other similar amounts, with such obligation in aggregate referred to herein as the “Tax Items”) as a result of any event occurring in connection with this Restricted Stock Award, Participant shall make a cash payment to the Company as necessary to cover all applicable Tax Items at or prior to the time the event giving rise to the Tax Items occurs; provided that (a) the Company has the right to withhold a portion of the Shares otherwise to be delivered upon vesting of this Restricted Stock Award having a Fair Market Value equal to the amount of the Tax Items in accordance with such rules as the Company may from time to time establish, (b) the Company or the Employer has the right, and Participant in accepting this Restricted Stock Award explicitly authorizes the Company, to deduct an amount equal to the Tax Items from the Participant’s compensation or (c) the Company may establish alternative procedures to ensure satisfaction of all applicable Tax Items arising in connection with this Restricted Stock Award.  The Participant will receive a cash refund for any payment of cash or fraction of a surrendered share not necessary to satisfy the Tax Items.

(c) Participant acknowledges and agrees that the ultimate liability for any tax-related item legally due by Participant is and remains Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any such tax items in connection with any aspect of this Restricted Stock Award, including the grant or vesting of this Restricted Stock Award or the subsequent sale of the Shares acquired from this Restricted Stock Award; and (b) do not commit to structure the terms or any aspect of this Restricted Stock Award to reduce or eliminate the Participant’s liability for such tax items.  The Company may refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the satisfaction of the Tax Items.

11.        Code Section 83(b) Election.  Participant agrees to notify the Company immediately in writing in the event that Participant makes an election under Section 83(b) of the Code (or any successor provision) or under any corresponding provision of state or local tax law with respect to the Restricted Stock Award.  Upon making any such election, Participant agrees to pay or make adequate provisions for the withholding of Tax Items resulting from of such election.  Such withholding may be deducted from any compensation due to Participant from the Company.

12.        Administration.  The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Committee (as such term is defined in the Plan), and the Committee shall have all powers with respect to this Agreement as are provided in the Plan.  Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.

13.        Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-up, combinations or exchanges of shares and the like, the number and kind of shares subject to this Restricted Stock Award immediately prior to such event shall be appropriately adjusted by the Board in accordance with the terms of the Plan, and such adjustment shall be conclusive.

14.        Entire Agreement; Amendment; Binding Effect; Governing Law; Plan Controls.  The Plan is incorporated herein by reference.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant's interest except by means of a writing signed by the Company and Participant. The waiver by the Company of a breach of any provision of this Agreement by you shall not operate or be construed as a waiver of any subsequent breach by you. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This Agreement is governed by the laws of the state of Delaware.  In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern.  Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan.  Certain other important terms governing this Agreement are contained in the Plan.

15.        Notices.  All notices and other communications of any kind which either party to this Agreement may be required or may desire to serve on the other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with the postage thereon fully prepaid, addressed to the parties at their respective addresses set forth in the Notice of Restricted Stock Award.  Service of any such notice or other communication so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time.  Either party may from time to time by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or other communications are thereafter to be addressed or delivered.

16.        Severability.  The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.        Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Restricted Stock Agreement.